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                                                                      EXHIBIT 99
PRESS RELEASE


  AMSURG CORP. TO BROADCAST FIRST QUARTER CONFERENCE CALL LIVE ON THE INTERNET


NASHVILLE, Tenn. (Apr. 13, 2004) - AmSurg Corp. (Nasdaq: AMSG) today announced it will provide an on-line Web simulcast and rebroadcast of its 2004 first quarter earnings release conference call.

The live broadcast of AmSurg Corp.'s quarterly conference call will be available on-line by going to http://www.amsurg.com and clicking on the link to Investor Relations, at http://www.fulldisclosure.com or at http://www.streetevents.com. The call is scheduled to begin at 5:00 p.m. eastern time on Tuesday, April 27, 2004. The on-line replay will follow shortly after the call and continue for 30 days.

AmSurg Corp. develops, acquires and manages physician practice-based ambulatory surgery centers in partnership with surgical and other group practices. At December 31, 2003, AmSurg owned a majority interest in 116 centers and had 12 centers under development.

                                    Contact:
                                             Claire M. Gulmi
                                             Senior Vice President and
                                             Chief Financial Officer
                                             (615) 665-1283





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